UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

FIRST NIAGARA FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At a Special Meeting of Stockholders on December 20, 2010 (“Special Meeting”), First Niagara Financial Group, Inc. (“First Niagara”) stockholders voted in favor of issuing First Niagara Common Stock (the “Stock Issuance”) to NewAlliance Bancshares, Inc. (“NewAlliance”) stockholders pursuant to the Agreement and Plan of Merger, dated as of August 18, 2010, and as amended as of September 27, 2010, by and among NewAlliance, First Niagara and FNFG Merger Sub, Inc. Stockholders cast votes as follows:

For	Against	Abstain	Broker non-votes
146,987,488	15,265,445	440,463	0
In connection with the Special Meeting, First Niagara also solicited proxies with respect to a proposal to adjourn the Special Meeting at a later date or time, if necessary or appropriate, in the event there were not sufficient votes in favor of the Stock Issuance at the time of the Special Meeting. The adjournment proposal was not submitted to the stockholders of First Niagara for approval at the Special Meeting because First Niagara stockholders approved the Stock Issuance, as noted above.
A copy of the press release announcing the results is included as exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 20, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: December 20, 2010	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)